EXHIBIT 5.1

                               PHILLIPS NIZER LLP
                                666 Fifth Avenue
                            New York, New York 10103
                               Main (212) 977-9700
                               Fax (212) 262-5152


                                                               December 27, 2006

Ocean West Holding Corporation
26 Executive Park, Suite 250
Irvine, California 92614


RE:      LEGALITY OF THE SECURITIES BEING
         REGISTERED ON FORM SB-2 REGISTRATION
         STATEMENT

Ladies and Gentlemen:

      In connection with the registration of (i) up to an aggregate of 16,377,899 outstanding shares (the "Outstanding Shares") of common stock, $.01 par value, (the "Common Stock") of Ocean West Holding Corporation, a Delaware corporation (the "Company") and (ii) up to an aggregate of 300,000 shares (the "Underlying Shares") of Common Stock issuable upon exercise of a warrant (the "Warrant") that was deemed to have been issued to a consultant of the Company on September 11, 2003, pursuant to a Registration Statement on Form SB-2, filed under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion as to whether (i) the Outstanding Shares are lawfully and validly issued, fully paid and non-assessable and (ii) the Underlying Shares have been duly authorized and upon the exercise of the Warrant and payment in accordance with its terms, shall be validly issued, fully paid and nonassessable.

      The opinions set forth in this letter are based solely on, and are limited to, the internal laws of the United States of America and the Delaware General Corporation Law, which includes the Delaware State Constitution, the statutory law of the State of Delaware and any relevant judicial opinions by the courts of Delaware that affect the interpretation of the Delaware General Corporation Law.

      For purposes of offering this opinion, we have examined originals or copies of the documents listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. The documents we have examined are:

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      1.    The Form SB-2 Registration Statement first filed by the Company with the Securities and Exchange Commission on September 14, 2005 and as amended on December 27, 2006 (the "Registration Statement");

      2.    The Amended and Restated Certificate of Incorporation of the
            Company;

      3.    The By-laws of the Company; and

      4. The resolutions of the Board of Directors of the Company with respect to the issuance of the Outstanding Shares.

      In addition, in rendering this opinion, we have relied upon your representation that the Outstanding Shares and the Underlying Shares will be offered to the public in the manner and on the terms identified or referred to in the Registration Statement.

      Based upon and subject to the forgoing, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that (i) the Outstanding Shares are lawfully and validly issued, fully paid and non-assessable, and (ii) the Underlying Shares have been duly authorized and upon the exercise of the Warrant and payment in accordance with its terms, shall be validly issued, fully paid and nonassessable.

      We hereby consent to the reference to this firm in the prospectus included in this Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                             Very truly yours,

                                             Phillips Nizer LLP


                                             By: /s/ Elliot H. Lutzker
                                               ---------------------------------
                                               Elliot H. Lutzker